UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 28, 2025
Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street
New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111
(Registrant's telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).          Emerging growth company Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Employee Stock Plan

On February 28, 2025, the Board of Directors of Nuvera Communications, Inc. (the “Company”), upon the recommendation of the Board’s Compensation Committee, adopted amendments to the Nuvera Communications, Inc. 2015 Employee Stock Plan (the “Plan”). The Plan was adopted by the Board and approved by the Company’s shareholders in 2016 to provide payment of incentives under the 2006 Annual Plan, or any successor or any incentive plan under which payments are based upon achievement of Company-defined objectives. These amendments, among other things, (a) conform the Plan document to reflect the 2018 change in the Company’s name, (b) clarify that awards under the Plan, including the grant of stock appreciation rights, may be granted under Company incentive plans that provide for payment upon achievement of Company-defined objectives, (c) extend the term of the Plan to coincide with the expiration of the Company’s 2017 Omnibus Stock Plan, and (d) establish share counting rules. The amendments, which do require Company shareholder approval, do not increase the number of shares that may be issued under the Plan.

Summary Descriptions

The description of the Plan and the amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the 2015 Employee Stock Plan, which is attached to this report as Exhibit 10.1 and is incorporated by reference into this Item 5.02

Section 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Nuvera Communication, Inc 2015 Employee Stock Plan, as amended February 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2025	Nuvera Communications, Inc.

	By:	/s/ Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

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